UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 5, 2013

Beauty Brands Group, Inc.
(Exact name of registrant as specified in its charter)

Florida (State or Other Jurisdiction of Incorporation)	000-52764 (Commission File Number)	59-1213720 (IRS Employer Identification No.)

40 Wall Street, 58th Floor New York, New York (Address of Principal Executive Offices)	10005 (Zip Code)

(212) 509-1700
(Registrant’s telephone number, including area code)
_____________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5-Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director and Certain Officer

Effective as of February 5, 2013, our Board of Directors appointed Mr. James Fuller as our director to fill a vacancy on the Board.  In addition, the Board appointed Mr. Fuller  as our President and Chief Executive Officer, Secretary and Chief Financial Officer as of February 5, 2013.

 Since February 2010,  Mr. Fuller, age 71, has served as a director, and Chairman of the Audit Committee and Independent Financial Expert of Cavitation-Technologies,  Inc., a public company engaged in the business of designing and engineering environmentally friendly technology based systems.  He was formerly a Vice President of the New York Stock Exchange and director of the Securities Investor Protection Corporation. In addition to his over 30 years experience in the securities markets, Mr. Fuller sat on the Board of Trustees of the University of California, Santa Cruz and previously served as Chairman of their Audit Committee and Independent Financial Expert. Jim is a partner at Baytree Capital Associates, LLC. He received his BS in Political Science from San Jose State University and his MBA from California State University- Fresno.

We do not have an employment agreement with Mr. Fuller, nor do we anticipate compensating Mr. Fuller for serving as our officer and director. There are no arrangements or understandings between Mr. Fuller and any other persons pursuant to which Mr. Fuller was selected as director, nor are there any transactions between us and Mr. Fuller in which he has a direct or indirect material interest required to be reported pursuant to the rules and regulations of the Commission.

Resignation of Director

Effective February 5, 2013, pursuant to a certain Resignation Letter, Mr. Gianluca Cicogna-Mozzoni resigned from his positions as our director and from all other positions he held.

A copy of Mr. Cicogna-Mozzoni’s Resignation Letter is filed hereto as Exhibit 17.1

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements And Exhibits

(d)            Exhibits

Exhibit No.	Description

17.1	Resignation Letter

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Beauty Brands Group, Inc.
a Florida corporation

Dated:  February 8, 2013                                                /s/ James Fuller
James Fuller
Chief Executive Officer

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